UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  (Date of Earliest Event Reported):

February 23, 2012

SUPERMEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32939	20-5095175
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

As previously announced, on November 8, 2011, SuperMedia Inc. (the “Company”) entered into the Second Amendment (the “Amendment”) to the Loan Agreement (as amended, the “Loan Agreement”), dated as of December 31, 2009, by and among the Company, lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as collateral agent and administrative agent for the lenders.  The Amendment, among other things, allows the Company to repurchase and retire debt below par, subject to the procedures and conditions set forth in the Loan Agreement.

Under the terms and conditions of the Loan Agreement, the Company has commenced an offer to utilize up to approximately $31,000,000 to repurchase debt at a price of 48% to 53% of par. The offer will expire at 5:00 p.m., New York City time, on Wednesday, February 29, 2012, unless extended by the Company.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the debt subject to the offer or any other securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERMEDIA INC.

	By:	/s/ Cody Wilbanks
		Name:	Cody Wilbanks
		Title:	Executive Vice President —
General Counsel and Secretary

Date: February 23, 2012